Exhibit 99.1

Monotype Imaging Announces Third Quarter 2009 Results

Company Reports Solid Revenue and Profitability

WOBURN, Mass.--(BUSINESS WIRE)--November 3, 2009--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the third quarter ended Sept. 30, 2009.

Third quarter 2009 highlights:

  Third quarter revenue was $23.0 million, a 16 percent decline year-over-year.
  Operating income for the third quarter was $6.5 million, or 28 percent of revenue.
  Non-GAAP net adjusted EBITDA for the third quarter was $10.2 million, or 44 percent of revenue.
  Cash and cash equivalents balance as of Sept. 30, 2009 was $38.7 million, an increase of $6.8 million compared to Dec. 31, 2008.

“We achieved revenue and profitability that exceeded our expectations, driven by sequential growth in our Creative Professional business and ongoing expense management,” said Doug Shaw, president and chief executive officer. “We’re encouraged by the early signs of stabilization in our OEM and Creative Professional businesses and believe this, combined with our investments in strategic growth opportunities, positions us well for the long term.”

Scott Landers, senior vice president and chief financial officer, said, “Our third quarter results once again reflect the company’s focus on managing expenses, generating cash flow and paying down debt in order to strengthen the balance sheet. We’re also pleased with our amended credit agreement which we believe gives us increased flexibility to make strategic business decisions.”

Third quarter 2009 operating results

Revenue for the third quarter of 2009 was $23.0 million compared to $27.3 million in the third quarter of 2008. OEM revenue for the quarter was $16.3 million, decreasing 17 percent year-over-year. Creative Professional revenue for the quarter was $6.7 million, decreasing 11 percent from the third quarter of 2008.

Net income for the third quarter of 2009 was $3.0 million, compared to $4.4 million in the prior year period. Earnings per diluted share for the third quarter of 2009 were $0.09 compared to $0.12 in the third quarter of 2008.

Non-GAAP net adjusted EBITDA

In the third quarter of 2009, non-GAAP net adjusted EBITDA was $10.2 million or 44 percent of revenue, compared to $12.2 million or 45 percent of revenue in the third quarter of the prior year.

Beginning in the second quarter of 2009, Monotype Imaging changed its definition of non-GAAP net adjusted EBITDA to be calculated as GAAP operating income and adding back share-based compensation, depreciation and amortization expenses.

A reconciliation of GAAP operating income to non-GAAP net adjusted EBITDA for the three and nine months ended Sept. 30, 2009 and 2008 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype Imaging had cash and cash equivalents of $38.7 million as of Sept. 30, 2009, an increase from $35.9 million at the end of the prior quarter and from $31.9 million as of Dec. 31, 2008. Monotype Imaging generated $5.1 million of cash from operations in the third quarter of 2009. On a year to date basis, cash from operations was $22.3 million.

Debt balances

The company’s outstanding debt was $99.2 million as of Sept. 30, 2009, a decrease from $101.7 million at the end of the prior quarter and from $113.6 million on Dec. 31, 2008. Non-GAAP adjusted EBITDA, for purposes of calculating the bank debt covenant, was $9.8 million in the third quarter of 2009, as compared to $11.9 million in the third quarter of 2008. As of Sept. 30, 2009, the company was in compliance with all debt covenants.

A reconciliation of GAAP net income to non-GAAP adjusted EBITDA for the three months and nine months ended Sept. 30, 2009 and 2008 is provided in the financial tables that accompany this release.

Updated credit agreement

Monotype Imaging today announced that on Oct. 30, 2009, the company amended the terms of its Amended and Restated Credit Agreement. Among its provisions, the amendment allows the company to use cash on hand to make acquisitions subject to an annual limit of $15 million. The amendment also modifies the definition of adjusted EBITDA to allow the add back of severance and select non-cash or non-operating items. In return, the company agreed to make a non-scheduled principal payment of $5 million and pay a one-time fee of approximately $600,000. The non-scheduled principal payment and the one-time fee were paid by the company on Oct. 30, 2009. Monotype Imaging has also agreed to an interest rate increase of 100 basis points and the addition of a liquidity covenant that requires the company to maintain access to $20 million either through the company’s line of credit or cash on hand. Full details of the amendment are available under the Form 8-K filed on Nov. 3, 2009, and can be found under the Investor Relations section of Monotype Imaging’s Web site at www.monotypeimaging.com or with the Securities and Exchange Commission at www.sec.gov.

Company announces restructuring

As part of the company’s commitment to managing costs and gaining operating efficiencies, Monotype Imaging has enacted a small workforce reduction in conjunction with centralizing the Creative Professional business under the leadership of the company’s UK subsidiary, which now serves as worldwide headquarters for this business. In connection with this workforce reduction, the company expects to incur severance expense of approximately $800,000 in total with $600,000 being realized in the fourth quarter of 2009.

Conference call details

Monotype Imaging will host a conference call on Tuesday, Nov. 3, 2009, at 8:30 a.m. eastern time, to discuss the company’s third quarter 2009 results and business outlook. Individuals who are interested in listening to the audio webcast should log on to the “Investor Relations” portion of the “About Us” section of Monotype Imaging's Web site at www.monotypeimaging.com. The live call can also be accessed by dialing (866) 225-8754 (domestic) or (480) 629-9690 (international) using passcode 4171697. If individuals are unable to listen to the live call, the audio webcast will be archived in the “Investor Relations” portion of the company's Web site for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s ability to achieve any cost savings or operating efficiencies associated with its restructuring activities; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008, as amended, and subsequent filings. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2009. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging is a global provider of text imaging solutions for manufacturers and developers of consumer electronics devices including laser printers, copiers, mobile phones, digital televisions, set-top boxes, navigation devices, digital cameras and software applications and operating systems. The company also provides printer drivers and color imaging technologies to OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 10,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries – home to some of the world's most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative and business professionals through custom font design services, direct sales or e-commerce portals. Monotype Imaging offers fonts and industry-standard solutions that support all of the world's major languages. The company is based in Woburn, Mass., with regional offices in the U.K., Germany (Linotype), Japan, China and Korea, in addition to U.S. regional offices in Mt. Prospect, Ill., Redwood City, Calif. and Boulder, Colo. Information about Monotype Imaging and its products can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U. S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. © 2009 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$38,732	$31,941
Accounts receivable, net	4,665	6,010
Deferred income taxes	1,159	1,637
Prepaid expense and other current assets	1,746	1,603

Total current assets	46,302	41,191
Property and equipment, net	2,097	2,093
Goodwill	141,250	138,898
Intangible assets, net	86,017	91,416
Other assets	3,801	3,823

Total assets	$279,467	$277,421

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,207	$646
Accrued expenses and other current liabilities	9,084	12,443
Accrued income taxes	100	1,700
Deferred revenue	8,350	5,669
Current portion of long-term debt	12,156	17,769

Total current liabilities	30,897	38,227
Long-term debt, less current portion	87,077	95,827
Other long-term liabilities	756	1,064
Deferred income taxes	20,119	17,165
Reserve for income taxes, net of current portion	1,622	1,343
Accrued pension benefits	3,303	2,959
Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	146,847	142,676
Treasury stock, at cost	(86)	(86)
Accumulated deficit	(14,065)	(23,445)
Accumulated other comprehensive income	2,962	1,656

Total stockholders’ equity	135,693	120,836

Total liabilities and stockholders’ equity	$279,467	$277,421

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue	$23,032	$27,310	$68,889	$83,492
Costs and expenses:
Cost of revenue	1,788	2,640	4,991	7,399
Cost of revenue—amortization of acquired technology	847	848	2,535	2,548
Marketing and selling	5,795	5,585	17,287	17,196
Research and development	3,350	3,417	10,184	11,390
General and administrative	3,565	4,813	10,797	15,350
Amortization of other intangible assets	1,190	1,821	3,547	5,542

Total costs and expenses	16,535	19,124	49,341	59,425
Income from operations	6,497	8,186	19,548	24,067
Other (income) expense:
Interest expense	1,009	1,868	3,243	6,344
Interest income	—	(25)	(60)	(110)
(Gain) loss on foreign exchange	(688)	2,732	(693)	737
Loss (gain) on derivatives	1,073	(2,525)	1,777	(1,564)
Other expense, net	21	99	7	88

Total other expense	1,415	2,149	4,274	5,495
Income before provision for income taxes	5,082	6,037	15,274	18,572
Provision for income taxes	2,063	1,644	5,894	7,269

Net income	$3,019	$4,393	$9,380	$11,303

Net income available to common shareholders	$3,001	$4,330	$9,315	$11,095

Net income per common share:
Basic	$0.09	$0.13	$0.27	$0.33
Diluted	$0.09	$0.12	$0.27	$0.32
Weighted average number of shares:
Basic	34,403,363	33,922,792	34,330,162	33,716,271
Diluted	35,430,772	35,366,817	35,185,514	35,375,419

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP net income	$3,019	$4,393	$9,380	$11,303
Provision for income taxes	2,063	1,644	5,894	7,269
Interest expense, net	1,009	1,843	3,183	6,234
Depreciation and amortization	2,340	2,932	6,949	8,948

EBITDA	$8,431	$10,812	$25,406	$33,754
Share based compensation	1,381	1,120	3,904	2,741

Non-GAAP adjusted EBITDA	$9,812	$11,932	$29,310	$36,495
RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP operating income	$6,497	$8,186	$19,548	$24,067
Depreciation and amortization	2,340	2,932	6,949	8,948
Share based compensation	1,381	1,120	3,904	2,741

Non-GAAP net adjusted EBITDA	$10,218	$12,238	$30,401	$35,756
OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Marketing and selling	$466	$362	$1,348	$783
Research and development	354	179	908	696
General and administrative	561	579	1,648	1,262

Total share based compensation	$1,381	$1,120	$3,904	$2,741

MONOTYPE IMAGING HOLDINGS INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited and in thousands)

(Gain) loss related to the intercompany note and currency swap instrument in 2009 and 2008 is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
(Gain) loss on foreign exchange related to intercompany note	$(827)	$2,980	$(907)	$846
Loss (gain) on derivatives related to currency swap	868	(2,561)	1,040	(1,516)

Total (gain) loss related to the intercompany note and swap instrument	41	419	133	(670)
Tax amount	(16)	(164)	(51)	262

Total loss (gain) related to the intercompany note and swap instrument, after tax	$25	$255	$82	$(408)

(Increase) decrease to diluted earnings per share	$—	$0.01	$—	$(0.01)
Loss related to the interest rate swap instrument in 2009 is presented below:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2009	2009
Loss on the interest rate swap	$204	$739
Tax amount	(83)	(285)

Loss related to the interest rate swap instrument, after tax	$121	$454

Decrease to diluted earnings per share	$—	$0.01

MONOTYPE IMAGING HOLDINGS INC.
MARKET INFORMATION
(Unaudited and in thousands)

The following table presents revenue for our two major markets:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
OEM	$16,329	$19,774	$50,506	$57,737
Creative Professional	6,703	7,536	18,383	25,755

Total	$23,032	$27,310	$68,889	$83,492

CONTACT:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com